NORTH CAROLINA

NASH COUNTY

     THIS LEASE AGREEMENT, made and entered into this 1st day of March, 1997, by and between D. BLAIR HARROLD and ALLAN L.M. BARKER, d/b/a HARROLD-BARKER INVESTMENT COMPANY, hereinafter referred to as LESSORS, and CONSOLIDATED EYE CARE, INC., a North Carolina Corporation hereinafter referred to as LESSEE.

                              W I T N E S S E T H:

     WHEREAS Lessors and Lessee agree to the lease and rental of the premises herein described on terms and conditions as herein set out; and

     WHEREAS the Lessors and Lessee acknowledge that each will enjoy the mutual benefits of this Lease;

     NOW, THEREFORE, in consideration of the premises and further consideration of the mutual covenants and agreements hereinabove set forth, Lessor and Lessee have contracted and agreed, and the Lessors in consideration of the terms and conditions herein described, hereby demise, let, and lease unto the Lessee, and the Lessee hereby accepts the Lease from the Lessors, all of the certain premises, together with the improvements, lying thereon and being located in Rocky Mount, North Carolina, and more particularly described as follows:

     110 Zebulon Court

     TO HAVE AND TO HOLD the above described real estate unto the Lessee for a period and upon the terms and conditions herein set out, together with all privileges and appurtenances thereunto belonging to it the said Lessee, their successors and assigns, as follows:

     1. This Lease shall commence effective May 1st, 1997, unless sooner terminated as hereinafter provided, and this Lease shall exist and continue until the 1st day of May, 2002, the term being for five (5) years.

     2. During year 1 and year 2 of the term of this Lease, the rent shall be Forty Two Thousand Four Hundred and Nine and No/100 ($42,409.00) Dollars per year (based on 4,039 square feet) payable in monthly installments of Three Thousand Five Hundred Thirty Four and No/100 ($3,534.00) Dollars, per month, payable monthly in advance on or before the 10th day of each month during the term of the Lease. During year 3 and year 4 of the term of this Lease, the rent shall be Forty Six Thousand Four Hundred Forty Eight and No/100 ($46,448.00) Dollars per year (based on 4,039 square feet) payable in monthly installments of Three Thousand Eight Hundred Seventy and No/100 ($3,870.00) Dollars, per month, payable monthly in advance on or before the 10th day of each month during the term of the Lease.

     3. The Lessee shall pay all taxes and assessments imposed by any lawful authority upon its personal property and fixtures and any other improvements placed in and upon the premises. The Lessee also agrees to pay all bills for electricity, heat, air conditioning, water and

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other utilities used upon the leased premises. Lessee shall MAKE ALL REPAIRS and
IMPROVEMENTS to electrical, heating, air conditioning, water, plumbing, roof system, under the amount of Two Thousand Five Hundred and No/100($2,500.00) Dollars per occurrence of or manifestation of any required repair and maintenance. The LESSOR agrees to pay for electrical, heating, air conditioning, and external plumbing maintenance and repairs in EXCESS OF TWO THOUSAND FIVE HUNDRED AND NO/100 ($2,500.00) DOLLARS, per occurrence or manifestation, and further agrees to maintain and repair all exterior portions of the building, except as specifically set forth above. The Lessee accepts the premises in the condition in which they exist at the beginning of the term of this Lease, and the LESSOR shall be under NO OBLIGATION TO IMPROVE OR REPAIR THE SAME, except as specifically set out above. The Lessee shall have the right, at its own expense, TO REMODEL AND MAKE IMPROVEMENTS to the interior as it elects, specifically subject to notice to and approval of the Lessors. The Lessee shall be responsible for cleanup, restoration and replacement of keys at the end of the term of this Lease.

     4. The Lessee may, at its own cost and expense, install, erect and maintain signs in and upon the lease premises, within the applicable codes and ordinances provided, however the written consent of the Lessors must be obtained for the location and design of all exterior signs.

     5. Any fixtures, equipment and other personal property installed or attached to the demised premises by the Lessee, will be at the expense of the Lessee, and shall remain the property of the Lessee, and the Lessee shall have the right at any time, provided it is not then in default hereunder, to remove any and all such fixtures, provided, however, that in such event Lessee shall repair any damage to the demised premises caused by such installation and removal.

     6. The Lessee shall maintain, at its own cost and expense, fire insurance, and furnish to Lessors, liability insurance in the amount of $500,000 per person/$1,000,000.00 per accident, and $100,000 property damage, which policy shall name the Lessors as an additional insured. On each policy, Lessee shall designate Lessors as a party insured and furnish Lessors with a certificate of said insurance or applicable riders as issued or renewed.

     7. The Lessors hereby covenant and warrant that they have a good right and title to lease said premises; that it will suffer and permit the Lessee to occupy, possess and enjoy said premises during the term herein set out, without hinderance or molestation by the Lessors or from any persons claiming by or under the Lessors, and will defend against any suit or action brought by such person.

     8. It is expressly agreed that Lessee shall not assign this Lease or these premises without the written consent of the Lessors. It is expressly agreed that Lessee shall not, under any circumstances, sublease the premises without the prior written consent of the Lessors. Such consent, shall not be unreasonably withheld by Lessors, and in the event of any assignment or sublease, Lessee shall remain personally responsible to Lessors for performance of the terms of this Lease,

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and any acceptance of rent by Lessors, by any assignee or sublease is not an approval or consent of said assignee or sublease without compliance of the terms above.

     9. If the Lessee shall neglect or fail to pay any rent or monthly installments of rent when due, or neglect or fail to do or perform any other thing required of it and any of the covenants herein contained, on their part, or to be performed or observed, and the Lessee is so notified in writing by letter through registered mail addressed to its address as provided below and if such default or defaults shall not be cured within 15 days after the sending of said registered notice, the Lessors may terminate this Lease and may re-enter upon the leased premises and may annul this Lease as regards all future rights of the Lessee, and the Lessors shall have the legal rights and remedies permitted by and available under the law of this State or for the collection of any rent due and payable thereunder, without prejudice of any other right they may have because of such default. No failure of the Lessors to exercise any rights which it may have by reason of any default shall constitute a waiver of any such rights with respect to any subsquent default. Under no circumstances shall the Lessors be under any obligation whatsoever to release the Lessee from any liability arising under this Lease for damages, which damages shall include, but shall not necessarily be limited to, all rent due until the end of the term of the Lease; nor shall Lessors be obligated to expend any sum to reduce or litigate damages. If during the term of this Lease the premises shall be partially damaged by fire or other casualty, but thereby rendered untenantable, the same shall be repaired with diligence by the Lessors, at its expense, any amount over the amount of $5,000.00. If the damage shall be so extensive as to render the premises untenantable, the rent shall be proportionally paid up to the time of such damage, and shall thenceforth cease until such time as the premises shall be restored; but in such event the Lessors may elect whether or not to restore said premises or to terminate the Lease. If the Lessors shall not elect within 30 days after such damage to rebuild or restore said premises, then this Lease shall forthwith terminate. In the event of the total destruction of the premises by fire or other casualty, this Lease shall cease and terminate and the Lessee shall be liable for the rent, proportionally, only up to the time of such destruction, and the Lessee shall be entitled in such event, to receive a proportional part of any advanced rent paid by it for the rent period during which the leased premises are wholly destroyed.

     10. If the whole of the premises shall be taken or condemned by imminent domain for any public or quasi public use or purpose, then in that event, the term of this Lease shall cease and terminate from the date of title vesting in such proceedings, and the Lessee shall have no claim against the Lessors for the value of the unexpired term of the Lease.

     11. It is agreed that the Lessee shall have the right at the termination or expiration of this Lease to remove within 15 days, at its own expense, all trade fixtures, personal property and other installations, which it may have placed or made on the premises, as provided in Paragraph 5 above, provided the premises are restored by the Lessee to their original condition. If after this 15 day period, there remains any personal property, fixtures, or improvements of Lessee, the Lessors shall then restore or cause to be restored such property for a period not to exceed 30 days, the costs and risks of such restoring to be borne by the Lessee. If after this 30 days, the Lessee has failed to cure such breach, any obligations arising from said breach, the Lessors may then dispose of said property by whatever means deems necessary and proper.

     12. If the tenant shall voluntarily or involuntarily file a Petition in bankruptcy, or be adjudicated bankrupt or insolvent, according to law, or shall make an assignment for the benefit of creditors, then the Lessors may lawfully enter onto the premises and repossess the same and expel the tenant and those claiming under and through it and remove its effect without prejudice to any remedies which the Lessors may otherwise have for arrears of rent, or breach of covenant, and upon such entry, this Lease shall terminate, and the Lessee covenants that in case of such termination, it will indemnify the Lessors against all loss of rent which the Lessors may incur by reason of such termination for the remainder of the term.

     13. It is expressly agreed, as a matter of law, that in the event of any hold over under this Lease, that said hold shall be deemed a hold over under a month to month, periodic tenancy, and no other term.

     14. All references herein to relative pronoun shall be read in the plural and in the singular, and in the masculine and in the feminine or neuter gender, as the case may be. This agreement shall be binding upon the heirs, assigns and successors of the parties hereto. This agreement shall be construed under the laws of the State of North Carolina, and change or amendment of this agreement shall require the written consent of both parties.

     15. All rentals, notices, or communications as required hereunder shall be addressed and given to the parties as follows:

To Lessors:  Harrold-Barker Investment Co.
             P.O. Box 7185
             112 Zebulon Court
             Rocky Mount, NC 27804

To Lessee:   Consolidated Eye Care
             112 Zebulon Court
             Rocky Mount, NC 27804

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals in duplicate originals, one of which is retained by each of the parties on the day and year as first above written.

                                          HARROLD-BARKER INVESTMENT CO.


                                      By: /s/ D. BLAIR HARROLD
                                         -----------------------------------
                                         D. BLAIR HARROLD, Partner


                                      By: /s/ ALLAN L.M. BARKER
                                         -----------------------------------
                                         ALLAN L.M. BARKER, Partner

ATTEST:                                 CONSOLIDATED EYE CARE, INC.

Robert G. Matkovich                By: /s/ ALLAN L.M. BARKER
------------------------               ---------------------------------------
Secretary                              President


NORTH CAROLINA
NASH COUNTY

     I, Alice A. Robbins, Notary Public, do hereby certify that D. Blair Harrold and Allan L.M. Barker personally appeared before me this day and acknowledged the due execution of the foregoing instrument.

     WITNESS my hand and Notarial Seal, this 1st day of May, 1997.



                                             /s/ Alice A. Robbins
                                             --------------------------
                                             Notary Public


My Commission expires: January 12, 1998
                       ------------------


NORTH CAROLINA
NASH COUNTY

     I, Alice A. Robbins, Notary Public, certify that Robert G. Matkovich personally came before me and acknowledged that he/she is Secretary of Consolidated Eye Care, Inc., a corporation, and that by authority duly given and as the act of the corporation the foregoing instrument was signed in its name by its President, sealed with its Corporate Seal and attested by himself/herself as its Secretary.

     WITNESS my hand and Notarial Seal, this 1st day of May, 1997.



                                             /s/ Alice A. Robbins
                                             --------------------------
                                             Notary Public


My Commission expires: January 12, 1998
                       ------------------